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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                          BRANTLEY CAPITAL CORPORATION
                            (a Maryland Corporation)

   These bylaws ("Bylaws") are made as of the 17th day of February, 1998 and adopted pursuant to the Articles of Incorporation establishing Brantley Capital Corporation "Corporation") dated August 1, 1996, as from time to time amended, restated or (the supplemented (hereinafter called the "Articles"). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Articles unless otherwise noted.


                                   ARTICLE I

                                    OFFICES

   The registered office of the Corporation in the State of Maryland shall be at 32 South Street, Baltimore, Maryland 21202.

   The principal executive office of the Corporation shall be at 20600 Chagrin Boulevard, Suite 1150, Cleveland, Ohio 44122.

   The Corporation may have such other offices in such places as the Board of Directors of the Corporation may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

   Section 2.1. ANNUAL MEETING. An annual meeting of the stockholders of the Corporation shall be held on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

   Section 2.2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. Special meetings of stockholders shall also be called by the Secretary upon receipt of the request in writing signed by stockholders entitled to cast at least a majority of all votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at such proposed meeting. The Secretary shall inform the stockholders who make such request of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the


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Corporation of such costs, the Secretary shall give notice as required in this
Article to all stockholders entitled to notice of such meeting. Unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding 12 months. At a special meeting of stockholders, no business shall be transacted and no corporate action taken other than that stated in the notice of said meeting unless all of the stockholders of the Corporation entitled to vote thereat are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

     Section 2.3. PLACE OF MEETINGS. Any annual or special meeting of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time designate.

     Section 2.4. NOTICE OF MEETINGS; WAIVER OF NOTICES. Written notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than 10 nor more than 60 days before the date of such meeting, to each stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail or similar means addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage or any fees thereon prepaid.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless after the adjournment the Board of Directors shall fix a new record date for any adjourned meeting or the adjournment is for more than 30 days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

     Section 2.5. QUORUM AND ADJOURNMENT. At any meeting of the stockholders, the holders of a majority in number of shares of stock of the Corporation entitled to vote at the meeting present in person or by proxy shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles or these Bylaws. A meeting of stockholders convened on the date for which it was called may be adjourned as permitted under the laws of the State of Maryland. If a quorum shall not be present or represented at such meeting of stockholders, a majority of the stockholders entitled to vote thereat present in person or represented by proxy, shall have the power to adjourn the meeting. At any adjourned session of a meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The absence from any meeting of holders of a number of shares of stock of the Corporation which may be required by the Maryland General Corporation Law (the "MGCL"), the Investment Company Act of 1940, as amended (the "Investment Company Act") or any other applicable statute, the Articles, or these Bylaws, for action on any given matter shall not prevent action at the same meeting on any other matter or matters

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which may properly come before the meeting if the holders of the number of shares of stock of the Corporation required for action on such matters are present at such meeting in person or by proxy.

     Section 2.6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the Chief Executive officer, or in his or her absence, the President, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 2.8. VOTING. Except as otherwise provided by statute or the Articles, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock outstanding in the name of such stockholder on the record of stockholders of the Corporation as of the record date determined pursuant to Article X hereof.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged on or prior to its exercise. Except as otherwise provided by applicable law, the Articles or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the stockholders present in person or represented by proxy and entitled to vote on such action.

     Section 2.9. INSPECTORS OF ELECTION. In advance of any meeting of the stockholders, the Board of Directors may appoint inspectors of election to act at the meeting or any adjournment thereof (the "Inspectors of Election"). If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the stockholders may, and on the request of any stockholder or his or her proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or more. If appointed at the meeting on the request of one or more stockholders or proxies, a majority of votes cast shall determine whether one or more Inspectors of Election are to be appointed, but failure to allow such determination by the stockholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. Inspectors, before entering upon the discharge of their duties, I shall and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of their ability.
The Inspectors of Election shall determine the number of outstanding shares of stock owned by stockholders, the voting power of

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each, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three or more Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any stockholder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them. No director or candidate for office of director shall act as inspector of an election of directors. Inspectors of Election need not be stockholders.

     Section 2.10. RECORDS OF MEETINGS OF STOCKHOLDERS. At each meeting of the stockholders there shall be open for inspection the minutes of the last previous meeting of stockholders and a list of the stockholders, certified to be true and correct by the Secretary or other proper agent of the Corporation, as of the record date of the meeting. Such list of stockholders shall contain the name of each stockholder in alphabetical order, the stockholder's address and shares of stock owned by such stockholder.

     Section 2.11. ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in this Section 2.11.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting or special meeting, not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or

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employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 2.12. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT A STOCKHOLDER MEETING. No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of stockholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in this
Section 2.12.

     In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the stockholder meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of


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business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the stockholder meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at any meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.12; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of any stockholder meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1. MANAGEMENT OF THE CORPORATION. The property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors, and all of the powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred upon or reserved to the stockholders by law, by the Articles or by these Bylaws.

     Section 3.2. NUMBER OF DIRECTORS. The authorized number of directors of the Corporation shall, until further action is taken by the Board of Directors, be nine. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles or by these Bylaws may be increased or decreased from time to time up to a maximum of nine, but shall never be less than three.

     Section 3.3. TENURE AND CLASSES OF DIRECTORS. The directors shall initially be divided into five classes, designated Class I, Class II, Class III, Class IV and Class V. All classes shall be as nearly equal in number as possible, and the directors as initially classified shall hold office for terms as follows: the Class I directors shall hold office until the date of the annual meeting of stockholders in 2003 or until their successors shall be elected and qualified; the Class II directors shall hold office until the date of the annual meeting of stockholders in 1999 or until their successors shall be elected


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and qualified; the Class III directors shall hold office until the date of the annual meeting of stockholders in 2000 or until their successors shall be elected and qualified; the Class IV directors shall hold office until the date of the annual meeting in 2001 or until their successors shall be elected and qualified; and the Class V director shall hold office until the date of the annual meeting in 2002 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the directors in each such class shall be elected for a term of five years to succeed the directors whose terms of office expire. Each director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.

     Section 3.4. VACANCIES. Except as otherwise required by the Investment Company Act, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by an action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until a successor is elected and qualified. If at any time less than 50% of all directors holding office were elected by the stockholders, a meeting of the stockholders must be held within 60 days to fill vacancies.

     At any annual meeting of stockholders, stockholders shall be entitled to elect directors to fill any vacancies in the Board of Directors that have arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) and any director not elected by the stockholders shall hold office until his or her successor shall be elected and shall qualify.

     Section 3.5. REMOVAL. Any director may be removed in the manner provided by Article FIFTH of the Articles of Incorporation of the Corporation.

     Section 3.6. COMPENSATION OF DIRECTORS. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

     Section 3.7. POWER TO ISSUE AND SELL STOCK. The Board of Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation's authorized shares of stock to such persons as the Board of Directors shall deem advisable.

     Section 3.8. POWER TO DECLARE DIVIDENDS. The Board of Directors, from time to time as it may deem advisable, may declare and the Corporation may pay dividends, in cash, property, or shares of stock of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests.


                                   ARTICLE IV


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                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

     Section 4.2. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of stockholders at which the directors were elected or, in the absence of such annual stockholders' meeting, at such time and place as the Board of Directors may provide. No notice of such meeting shall be necessary, if held immediately after the adjournment, and at the site, of the meeting of stockholders.

     Section 4.3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 4.4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon the call of the Chairman of the Board, the Chief Executive Officer or the President, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

     Section 4.5. NOTICE. Notice of every special meeting shall be given by mail (which term shall include next business day courier service) or by electronic transmission (which term shall include cablegram, telecopy or facsimile) or delivered personally, to each director at his or her business address as set forth in the records of the Corporation. Such notice shall be delivered not less than two days preceding the meeting. Notice of a meeting of directors may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

     Section 4.6. CHAIRMAN OF THE BOARD; RECORDS. The Board of Directors shall elect a Chairman of the Board from among their number, pursuant to the provisions of Article V of these Bylaws. Such Chairman of the Board shall act as chairman at all meetings of the Board of Directors; in his or her absence the Chief Executive Officer shall act as chairman; in the absence of the Chairman of the Board and the Chief Executive Officer, the President shall act as chairman; and, in the absence of the Chairman of the Board, the Chief Executive Officer and the President, the directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Board of Directors, or by written consent of the directors, shall be recorded by the Secretary.

     Section 4.7. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committees any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except the power to declare dividends or distributions on stock, to issue stock, to recommend to stockholders any action that requires

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stockholders' approval, to fill a vacancy on the Board of Directors, to amend these Bylaws or to approve any merger or share exchange which does not require stockholder approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by a committee shall be subject to revisions and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     Section 4.8. QUORUM. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the General Corporation Law of the State of Maryland, the Articles or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.9. CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 4.10. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE V

                                    OFFICERS

Section 5.1. OFFICERS OF THE CORPORATION; COMPENSATION. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be designated from time to time by the Board of Directors. Any two or more of the offices may be held by the same person, provided, however, that no one person may serve as both President and Vice President, if any, and provided further, that any person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified by more than one officer. The Board of Directors may designate a Vice President, if any, as

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an Executive Vice President and may designate the order in which any other Vice
Presidents may act. No officer of the Corporation need be a director. The Board of Directors may determine what, if any, compensation shall be paid to officers of the Corporation.

     Section 5.2. ELECTION AND TENURE. The Board of Directors shall elect the Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer and such other officers as the Board of Directors shall deem necessary or appropriate in order to carry out the business of the Corporation. The Chairman of the Board and such officers shall hold office until resignation or removal in accordance with Section 5.3 and until their successors have been duly elected and qualified. The Board of Directors may fill any vacancy in or add any additional officers at any time.

     Section 5.3. REMOVAL OF OFFICERS; RESIGNATION. Any officer may be removed at any time, with or without cause, by action of a majority of the directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman of the Board of the Chief Executive Officer, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

     Section 5.4. BONDS AND SURETY. Any officer may be required by the Board of Directors to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

     Section 5.5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at meetings of the stockholders and, if present, meetings of the Board of Directors of the Corporation. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board of Directors may from time to time determine.

     Section 5.6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy-making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as provided in these Bylaws. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chief Executive Officer shall be, ex officio, a member of all standing committees. Subject to direction of the Board of Directors, the Chief Executive Officer shall have the power, in the name and on behalf of the Corporation, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Corporation. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have full authority and power,

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on behalf of all of the directors, to attend and to act and to vote, on behalf of the Corporation at any meetings of business organizations in which the Corporation holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.

     Section 5.7. PRESIDENT AND VICE-PRESIDENTS. The President shall be the chief operating officer of the Corporation and, subject to the Board of Directors, shall have general supervision, direction and control of the business of the Corporation and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The President shall be, ex officio, a member of all standing committees. Subject to direction of the Board of Directors, the President shall have the power, in the name and on behalf of the Corporation, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Corporation. Unless otherwise directed by the Board of Directors, the President shall have full authority and power, on behalf of all of the directors, to attend and to act and to vote, on behalf of the Corporation at any meetings of business organizations in which the Corporation holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Board of Directors shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President, if any, designated by the Board of Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Chairman of the Board, the Chief Executive Officer, the President and the Treasurer, any Vice President shall have the power in the name and on behalf of the Corporation to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

     Section 5.8. SECRETARY. The Secretary shall keep the minutes of all meetings of, and record all votes of, stockholders, Board of Directors and any committees of directors, provided that, in the absence or disability of the Secretary, the Board of Directors may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall attest the signature or signatures of the officer or officers executing any instrument on behalf of the Corporation. The Secretary shall also perform any other duties commonly incident to such office in a Maryland corporation and shall have such other authorities and duties as the Board of Directors shall from time to time determine.

     Section 5.9. TREASURER. Except as otherwise directed by the Board of Directors, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Board of Directors, the Chairman of the Board and the President all powers and duties normally incident to his or her office. He or she may endorse for deposit or collection all notes, checks and other instruments payable to the Corporation or to its order. He or she shall deposit all funds of the Corporation as may be ordered by the Board of Directors, the Chairman of

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
the Board, the Chief Executive Officer or the President. He or she shall keep accurate account of the books of the Corporation's transactions which shall be the property of the Corporation and which, together with all other property of the Corporation in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the Corporation and shall also be the principal financial officer of the Corporation. He or she shall have such other duties and authorities as the Board of Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Board of Directors may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Corporation.

     Section 5.10. OTHER OFFICERS AND DUTIES. The Board of Directors may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Corporation. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his or her office. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him or her by the Board of Directors or delegated to him or her by the Chairman of the Board, the Chief Executive Officer or the President.


                                   ARTICLE VI

                             CUSTODY OF SECURITIES

     Section 6.1. EMPLOYMENT OF CUSTODIAN. The Corporation shall have the option to act as a self-custodian in accordance with the provisions set forth in
Section 17(f) of the Investment Company Act and Rule 17f-2 thereunder or place, and at all times maintain, in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation. The custodian, if any, (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act and the rules of the United States Securities and Exchange Commission (the "Commission") thereunder. The custodian, if any, shall be appointed from time to time by the Board of Directors which shall fix its remuneration.

     Section 6.2. APPOINTMENT AND DUTIES. The Board of Directors may at any time employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these Bylaws:

          (1) to hold the securities owned by the Corporation and deliver the same upon written order;

          (2) to receive and receipt for any moneys due to the Corporation and deposit the same in its own banking affiliate or elsewhere as the Board of Directors may direct;

          (3)  to disburse such funds upon orders or vouchers;

          (4) if authorized to do so by the Board of Directors, to keep the books and accounts of the Corporation and furnish clerical and accounting services; and

          (5) if authorized to do so by the Board of Directors, to compute the net income and net assets of the Corporation;

all upon such basis of compensation as will be agreed upon between the Board of Directors and the custodian. The Board of Directors may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Board of Directors.

     Section 6.3. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Board of Directors may direct the custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or with any such other person or entity with which the Board of Directors may authorize deposit in accordance with the Investment Company Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. All such deposits shall be subject to withdrawal only upon the order of the Corporation.

     Section 6.4. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the custodian agreement, if any, or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Director shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.


                                  ARTICLE VII

                                 CAPITAL STOCK

     Section 7.1. ISSUANCE OF CERTIFICATES. A certificate or certificates representing the number of shares of stock of the Corporation owned by stockholders shall be available upon request to each stockholder. A certificate shall state (i) the name of the Corporation, (ii) the name of the stockholder or other person to whom it is issued and (iii) the class of stock and number of shares represented by the certificate.

     Section 7.2. STOCK LEDGER; TRANSFER OF STOCK. The Corporation shall maintain at the offices of its transfer agent an original stock ledger containing the names and addresses of all


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
stockholders and the number of shares of stock held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any legal, equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent or transfer clerk and accompanied by a duly executed stock transfer power and the payment of all taxes thereon.


                                  ARTICLE VIII

                         INDEMNIFICATION AND INSURANCE

     Section 8.1. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all judgments, penalties, fines and settlements and against all reasonable expenses, including actually incurred by him or her in connection with such Proceeding to the attorneys' fees, attorneys' fees, actually incurred by him or her in connection with such Proceeding to the fullest extent permitted by law, provided that:

          (a) such person acted in good faith and (i) in the case of conduct in such person's official capacity with the Corporation, in a manner he or she reasonably believed to be in the best interests of the Corporation and (ii) in all other cases, in a manner he or she reasonably believed not opposed to the best interests of the Corporation;

          (b) with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful;

          (c) unless ordered or permitted by a court, indemnification shall be made only as authorized in the specific case upon (i) a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subparagraphs
     (a) and (b) above, and (ii) such other authorizations and determinations as may be required by law to be made, by (A) the Board of Directors of the


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
     Corporation by the vote of a majority of a quorum consisting of directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act nor parties to such Proceeding or if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of two or more such directors who are duly designated to act in the matter by a majority vote of the full Board of Directors, or (B) independent legal counsel in a written opinion, which counsel shall be selected in accordance with such procedures as may be required by law; provided, however, that such counsel shall make only such determinations and authorizations as are permitted by law to be made by independent counsel, or (C) the stockholders of the Corporation acting in accordance with the Articles and the Bylaws of the Corporation and applicable law;

          (d) in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made except for the payment of expenses reasonably incurred by such person in connection therewith; provided, however, that if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Corporation, no indemnification shall be made with respect to the expense incurred by such person in connection with such Proceeding unless, and only to the extent that, the court in which such Proceeding is brought, or a court of equity in the county or other local jurisdiction in which the Corporation has its principal office, shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper; and

          (e) no indemnification or other protection shall be made or given to any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices.

     Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof to the fullest extent permitted by law.

     The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person has not met the applicable standard of conduct set forth in subparagraphs (a) and (b) above.

     Section 8.2. INSURANCE OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability. However, any insurance purchased will not protect or purport to protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE IX

                                 CORPORATE SEAL

            The Corporation shall not have or use a corporate seal.


                                   ARTICLE X

                                  RECORD DATE

     The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or in order to make a determination of stockholders for any other purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.


                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1. DEPOSITORIES. In accordance with Article VI of these Bylaws, the funds of the Corporation shall be deposited in such depositories as the Board of Directors shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Board of Directors may from time to time authorize.

     Section 11.2. SIGNATURE. All contracts and other instruments shall be executed on behalf of the Corporation by such officer, officers, agent or agents, as provided in these Bylaws or as the Board of Directors may from time to time by resolution or authorization provide.

     Section 11.3. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, subject, however, to change from time to time by the Board of Directors.

     Section 11.4. BOOKS AND RECORDS. The books and records of the Corporation shall be kept at such places as the Board of Directors may determine, provided however, that the original or a certified copy of these Bylaws, including any amendments thereto, shall be kept at the Corporation's principal executive office.

     Section 11.5. NET ASSET VALUE. The value of the Corporation's net assets shall be determined at such times and by such method as set forth in the Corporation's Articles of Incorporation.

                                  ARTICLE XII

                              AMENDMENT OF BYLAWS

     Section 12.1 AMENDMENT AND REPEAL OF BYLAWS. Except to the extent that any amendment or alteration of these Bylaws would conflict with the provisions in ARTICLE TWELFTH of the Articles, the Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new bylaws at any time. The Board of Directors shall in no event adopt bylaws that are in conflict with the Articles, the General Laws of the State of Maryland, the Investment Company Act or other applicable federal securities laws.






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